Exhibit 4.3

Execution Version

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of April 18, 2022, among Sealed Air Corporation, a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered to the Trustee an Indenture, dated as of March 21, 2013 (the “Indenture”), providing for the issuance of the 5.25% Senior Notes due 2023 (the “2023 Notes”) of the Company;
WHEREAS, there is currently outstanding under the Indenture $425,000,000 in aggregate principal amount of the 2023 Notes;
WHEREAS, Section 9.2 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding 2023 Notes (the “Requisite Consents”), enter into a supplemental indenture for the purpose of amending the Indenture with respect to the 2023 Notes;
WHEREAS, the Company has offered to purchase for cash any and all of the outstanding 2023 Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 5, 2022 (as the same may be amended or supplemented from time to time, the “Offer”), from each Holder of the 2023 Notes;
WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments and waivers (the “Proposed Amendments”) to the Indenture with respect to the 2023 Notes set forth herein having been approved by at least a majority in aggregate principal amount of the outstanding 2023 Notes (and a supplemental indenture in respect thereof having been executed and delivered) with the effectiveness of such Proposed Amendments with respect to the 2023 Notes being subject to the acceptance for payment by the Company of the 2023 Notes representing a majority in aggregate principal amount of the outstanding 2023 Notes pursuant to the Offer (the “Acceptance”);
WHEREAS, the Company has received and delivered to the Trustee evidence of the requisite consents to effect the Proposed Amendments under the Indenture with respect to the 2023 Notes;
WHEREAS, the Company and the Guarantors have been authorized by their respective Board of Directors, Board of Managers or sole member, as the case may be, to enter into this First Supplemental Indenture;
WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution of this First Supplemental Indenture by the Company is authorized and permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution of this First Supplemental Indenture to be complied with by the Company have been complied with; and
WHEREAS, the Company has instructed the Trustee to execute and deliver this First Supplemental Indenture pursuant to the terms of the Indenture and that Company Order dated the date hereof, and all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and the by-laws of the Company to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the 2023 Notes, the Company, the Guarantors and the Trustee hereby agree as follows:
ARTICLE ONE
Section 1.01.Definitions; References.
Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
Section 2.01Amendments.
(a) Pursuant to the terms of the Offer and the receipt of the Requisite Consents, the Indenture is hereby amended such that the sections below shall be deleted in their entirety with respect to the 2023 Notes:
(1)Section 4.3 (Statement as to Compliance);
(2)Section 4.5 (Limitation on Liens);
(3)Section 4.6 (Reports to Holders);
(4)Section 4.7 (Limitation on Sale and Leaseback Transaction);
(5)Section 4.8 (Maintenance of Properties);
(6)Section 4.9 (Payment of Taxes and Other Claims);
(7)Section 4.10 (Maintenance of Insurance);
(8)Section 4.11 (Future Note Guarantees);
(9)Section 4.12 (Payments for Consent);
(10)Article 5 (Consolidation, Merger or Sale of Assets);

(b) Pursuant to the terms of the Offer and the receipt of the Requisite Consents, the Indenture is hereby amended such that the clauses below in Section 6.1 (Events of Default) shall be deleted in their entirety with respect to the 2023 Notes:
i.Clause (a)(3) (Default in the performance, or breach, of Section 4.11 or Article 5)
ii.Clause (a)(4) (Covenant default other than payment defaults or defaults addressed in clause (a)(3))
iii.Clause (a)(5) (Cross Acceleration); and
iv.Clause (b) (Annulment of Defaults under (a)(5)).
(c) Section 1.1 of the Indenture is amended with respect to the 2023 Notes by (i) deleting all definitions of terms and references to definitions of terms that are used exclusively in the text of the Indenture that are being otherwise eliminated by this First Supplemental Indenture; and (ii) eliminating section references that cease to have meaning by virtue of the changes made pursuant to Section 2.02(a).
ARTICLE THREE
Section 3.01Effectiveness of Amendments.
This First Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The amendments set forth in Article Two hereof will not become operative until the Acceptance and payment of the Total Consideration (as defined in the Offer) or Tender Offer Consideration (as defined in the Offer), as applicable, with respect to the 2023 Notes representing the Requisite Consents.
Section 3.02Continuing Effect of Indenture.
Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the 2023 Notes outstanding thereunder shall remain in full force and effect. On and after the Acceptance, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires.
Section 3.03Construction of Supplemental Indenture.
The First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04Trustee Disclaimer.
The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.
Section 3.05Counterparts.
This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this First Supplemental Indenture. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this First Supplemental Indenture will constitute due and sufficient delivery of such counterpart.
Section 3.06Supplemental Indenture Forms Part of Indenture.
The First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this First Supplemental Indenture forms a part of the Indenture for all purposes. The Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed.
Section 3.07Headings.
The section headings herein are for convenience only and shall not affect the construction thereof.
Section 3.08Severability.
In case any provision in this First Supplemental Indenture or the 2023 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.
Sealed Air Corporation
By:    /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    Treasurer

[Signature Page to First Supplemental Indenture]

Cryovac, LLC
By: Sealed Air Corporation (US)
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    Vice President and Treasurer
Cryovac International Holdings, Inc.
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    President and Treasurer
Sealed Air Corporation (US)
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    Vice President and Treasurer
Beacon Holdings, LLC
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    President and Treasurer
Shanklin Corporation
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    President and Treasurer
Fagerdala Packaging Inc. (Indiana)
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    President and Treasurer

[Signature Page to First Supplemental Indenture]

Austin Foam Plastics, Inc.
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    President and Treasurer
Automated Packaging Systems, LLC
By: Sealed Air Corporation (US)
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    Vice President and Treasurer
Sealed Air LLC
By:        /s/ Yang Shuxian
Name:    Shuxian (Susan) Yang
Title:    President and Treasurer

[Signature Page to First Supplemental Indenture]

U.S. Bank Trust Company, National Association,
as Trustee
By:    /s/ Felicia H. Powell
Name:    Felicia H. Powell
Title:    Vice President
[Signature Page to First Supplemental Indenture]